UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed in the Annual Report on Form 10-K for the year ended December 31, 2009 of Flowserve Corporation (the “Company”), the Company reorganized its divisional operations by combining Flowserve Pump Division (“FPD”) and Flow Solutions Division (“FSD”) into the new Flow Solutions Group (“FSG”), effective January 1, 2010. FSG has been divided into two reportable segments based on type of product that we now refer to as the FSG Engineered Product Division (“EPD”) and FSG Industrial Product Division (“IPD”). EPD includes the longer lead-time, highly engineered pump product operations of the former FPD and substantially all of the mechanical seal operations of the former FSD. IPD consists of the more standardized, general purpose pump product operations of the former FPD. The Company’s third reporting segment, Flow Control Division (“FCD”), which contains industrial valve and related automation products and solutions, remains unchanged. Beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, the Company will report its financial information reflecting the three reporting segments of EPD, IPD and FCD, and prior periods will be retrospectively adjusted as periodic reports are filed to conform to the new reportable segment structure.
     To assist investors in comparing the Company’s historical segment financial information with the Company’s future segment financial information, Exhibit 99.1 filed with this Current Report on Form 8-K includes retrospectively adjusted unaudited selected segment financial information for EPD, IPD and All Other (which includes the Company’s corporate headquarters costs and other minor entities that do not constitute separate segments) for each of the four quarters of the year ended December 31, 2009, and for each of the years ended December 31, 2009, 2008 and 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Supplemental Unaudited Historical Segment Financial Information of Flowserve Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: April 29, 2010	By:	/s/ Richard J. Guiltinan, Jr.
Richard J. Guiltinan, Jr.
Senior Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Supplemental Unaudited Historical Segment Financial Information of Flowserve Corporation.